Exhibit 99.2

Lead Cause No. 2014-08251

IN RE UNI-PIXEL, INC. SHAREHOLDER DERIVATIVE LITIGATION This Document Relates to: ALL ACTIONS.	) IN THE DISTRICT COURT OF ) ) HARRIS COUNTY, TEXAS ) ) 165TH JUDICIAL DISTRICT ) ) ) )

STIPULATION OF SETTLEMENT

This Stipulation of Settlement, dated December 22, 2014 (the "Stipulation"), is made and entered into by and among the following Settling Parties,1 by and through their respective counsel of record: (i) Petitioners Jason F. Gerzsenyi ("Gerzsenyi") and Luis Lim ("Lim"), individually and derivatively on behalf of nominal defendant Uni-Pixel, Inc. ("Uni-Pixel" or the "Company") (collectively, "Petitioners"); (ii) Reed J. Killion, Jeffrey W. Tomz, Robert J. Petcavich, Daniel K. Van Ostrand, Seong S. Shin, Bernard T. Marren, Carl J. Yankowski, Bruce I. Berkoff, Ross A. Young, William Wayne Patterson, and Anthony J. LeVecchio (collectively, the "Individual Defendants"); and (iii) nominal defendant Uni-Pixel (collectively, with the Individual Defendants, "Defendants"). The Stipulation is intended by the Settling Parties to fully, finally, and forever resolve, discharge, and settle the Released Claims, subject to the terms and conditions set forth herein.

I.         BACKGROUND

A.           Litigation History

On February 19, 2014 and February 21, 2014, Petitioners Gerzsenyi and Lim filed their respective shareholder derivative petitions2 in the District Court of Harris County, Texas (the "Court") on behalf of Uni-Pixel and against the Individual Defendants. On April 16, 2014, the Court entered an order consolidating the actions as In re Uni-Pixel, Inc., Shareholder Derivative Litigation, Lead Cause No. 2014-08251/Court: 165 (Tx. Dist. Ct.-Harris Cnty.) (the "Action"). Then, on May 12, 2014, the Court entered an order appointing Johnson & Weaver, LLP as Lead Counsel and The Wamer Law Firm as Liaison Counsel for Petitioners.

1 All capitalized terms not otherwise defined are defined in section IV.I, infra.

2 The two derivative actions were captioned: Gerzsenyi v. Killion, et al., Cause No. 2014- 08251/Court: 165 (Tx. Dist. Ct-Harris Cnty.) and Lim v. Killion, et al., Cause No. 2014- 08933/Court: 269 (Tx. Dist. Ct-Harris Cnty.).

On May 27, 2014, pursuant to Rule 11 of the Texas Rules of Civil Procedure, based upon circumstances unique to the Action and in an effort to preserve the resources of the parties and the Court, the parties agreed that Petitioners would file a consolidated petition or designate an operative petition following the earlier occurrence of an order dismissing a related securities class action, Fitzpatrick v. Uni-Pixel, Inc., et al., Civil Action No. H-13-1649 (S.D.T.X.) (the "Securities Class Action")  with prejudice, an order sustaining all or part of the operative complaint in the Securities Class Action, or Petitioners' counsel in the Action receiving notification of a settlement of the Securities Class Action. Then, on July 25, 2014, the Court in the Securities Class Action denied in part the motion to dismiss that action.

Following the Court's ruling in the Securities Class Action, on September 9, 2014, Petitioners filed their Consolidated Shareholder Derivative Petition (the "Consolidated Petition") which alleged causes of action for breach of fiduciary duty, waste of corporate assets, breach of fiduciary duty for insider selling and misappropriation of information, unjust enrichment, and aiding and abetting fiduciary violations. The costs of defending and resolving the Securities Class Action, the costs incurred in connection with the United States Securities and Exchange Commission ("SEC") subpoena and otherwise cooperating with the SEC inquiry, and the costs related to the misappropriation of Company information for insider selling are among the damages alleged in the Action.

B.           Settlement Efforts

On or about September 15, 2014, the Settling Parties agreed to participate in mediation with David Geronemus, Esq. (the "Mediator") in New York on October 21, 2014. In light of the scheduled mediation, on October 8, 2014, the Settling Parties entered into an agreement pursuant to Rule 11 of the Texas Rules of Civil Procedure deferring the deadline for Defendants' response to the Consolidated Petition until thirty (30) days after the mediation .

On October 14, 2014, Petitioners sent Defendants a settlement demand letter outlining a proposed framework for settlement (the "Demand Letter"). Thereafter, on October 21, 2014, the

parties to the Action, along with the parties in the Securities Class Action, participated in an all day, in-person mediation session with the Mediator. After extensive, arm's-length negotiations with the assistance and involvement of the Mediator, the Settling Parties were able to reach an agreement-in-principle to resolve the Action. As a result of these negotiations, the Settling Parties reached an agreement to settle the Action upon the terms and subject to the conditions set forth in this Stipulation (the "Settlement").

II.        PETITIONERS' CLAIMS AND THE BENEFITS OF SETTLEMENT

Petitioners believe that the Action has substantial merit, and Petitioners' entry into this Stipulation is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Action. However, Petitioners and Petitioners' Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Action against the Individual Defendants through trial and through possible appeals. Petitioners' Counsel also have taken into account, inter alia, the Company's current financial position and the uncertain outcome and the risk of any litigation, especially in complex cases such as the Action, as well as the difficulties and delays inherent in such litigation. Petitioners' Counsel are also mindful of the inherent problems of establishing demand futility at trial, and the possible defenses to the claims alleged in the Action.

Petitioners' Counsel has conducted extensive investigation, including, inter alia: (i) reviewing Uni-Pixel's press releases, public statements, SEC filings, and securities analysts' reports and advisories about the Company; (ii) reviewing media reports about the Company; (iii) researching the applicable law with respect to the claims alleged in the Action and the potential defenses thereto; (iv) preparing and filing derivative petitions, including the Consolidated Petition; (v) reviewing and analyzing relevant documents in the Securities Class Action including the motion to dismiss briefing and the Court's order denying in part the defendants' motion to dismiss-and evaluating the merits of, and the Defendants' liability in connection with, the Securities Class Action; (vi) participating in a day long mediation; (vii) negotiating this

Settlement with  Defendants  and (viii) conducting an interview with the Company's  Chief Financial Officer regarding Petitioners' claims and the Settlement.

Based on Petitioners' Counsel's thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Petitioners' Counsel believe that the Settlement set forth in this Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Uni-Pixel and its shareholders. Based upon Petitioners' Counsel's evaluation, Petitioners have determined that the Settlement is in the best interests of Uni-Pixel and its shareholders and have agreed to settle the Action upon the terms and subject to the conditions set forth herein.

III.       DEFENDANTS' DENIALS OF WRONGDOING AND LIABILITY

The Individual Defendants have denied and continue to deny that they have committed, threatened, or attempted to commit, any violations of law, or breached any duty owed to Petitioners, Uni-Pixel, or its shareholders. Without admitting the validity of any allegations made in the Action, or any liability with respect thereto, the Individual Defendants have concluded that it is desirable that the claims against them be settled on the terms reflected in this Stipulation. The Individual Defendants and Uni-Pixel are entering into this Settlement because it will eliminate the uncertainty, distraction, disruption, burden, risk, and expense of further litigation. Further, the Individual Defendants and Uni-Pixel acknowledge that the Settlement confers substantial benefits on Uni-Pixel and is fair, reasonable, adequate, and in the best interests of Uni-Pixel and its shareholders.

Neither this Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred or attached to this Stipulation, nor any action taken to carry out this Stipulation, is, may be construed as, or may be used as evidence of the validity of any of the Released Claims or an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability.

IV.      TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the undersigned counsel for the Settling Parties herein, in consideration of the benefits flowing to the parties from the Settlement, and subject to the approval of the Court pursuant to Tex. Bus. Org. Code § 21.560(a), that the claims asserted in the Action shall be finally and fully compromised, settled, and released, and the Action shall be dismissed with prejudice, upon and subject to the terms and conditions of the Stipulation, as set forth below.

1.            Definitions

As used in the Stipulation, the following terms have the meanings specified below:

1.1           "Action" means, the consolidated shareholder derivative actions, filed in the Court, captioned In re Uni-Pixel, Inc., Shareholder Derivative Litigation, Lead Cause No. 2014- 08251/Court: 165 (Tx. Dist. Ct-Harris Cnty.).

1.2           "Court" means the District Court of Harris County, Texas, 165th Judicial District.

1.3           "Current Uni-Pixel Shareholders" means any Person who owned Uni-Pixel common stock as of the date of the execution of the Stipulation and who continues to hold such Uni-Pixel common stock as of the date of the Settlement Hearing, excluding the Individual Defendants, the officers and directors of Uni-Pixel, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which Individual Defendants have or had a controlling interest.

1.4           "Defendants" means, collectively, nominal defendant Uni-Pixel and the Individual Defendants.

1.5           "Defendants' Counsel" means King & Spalding, LLP.

1.6           "Effective Date" means the date by which the events and conditions specified in ¶ 6.1 of the Stipulation have been met and have occurred.

1.7           "Final" means the date upon which the last of the following shall occur with respect to the Judgment approving the Stipulation, substantially in the form of Exhibit E attached hereto: (1) the expiration of the time to file a notice of appeal from the Judgment; or (2) if an appeal has been filed, the court of appeals has either affirmed the Judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (3) if a higher court has granted further appellate review, that court has either affirmed the underlying Judgment or affirmed the court of appeal's decision affirming the Judgment or dismissing the appeal. For purposes of this paragraph, an "appeal" shall not include any appeal that concerns only the issue of attorneys' fees and expenses or the payment of incentive awards. Any proceeding or order, or any appeal or petition for a writ of certiorari pertaining solely to the application for attorneys' fees, costs, or expenses shall not in any way delay or preclude the Judgment from becoming Final.

1.8           "Individual Defendants" means Reed J. Killion, Jeffrey W. Tomz, Robert J. Petcavich, Daniel K. Van Ostrand, Seang S. Shin, Bernard T. Marren, Carl J. Yankowski, Bruce I. Berkoff, Ross A. Young, William Wayne Patterson, and Anthony J. LeVecchio.

1.9           "Judgment" means the Order and Final Judgment to be rendered by the Court, substantially in the form attached hereto as Exhibit E.

1.10           "Notice" means the Notice of Pendency and Proposed Settlement of Shareholder Derivative Action, substantially in the form attached hereto as Exhibit D.

1.11           "Person" means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government, or any political subdivision or agency thereof and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.

1.12           "Petitioners" means Jason F. Gerzsenyi and Luis Lim.

1.13           "Petitioners' Counsel" means Johnson & Weaver, LLP and The Warner Law Firm.

1.14           "Related Persons" means each of the Defendants and their past or present agents, officers, directors, attorneys, accountants, auditors, advisors, insurers, co-insurers, reinsurers, spouses,  immediate family  members, heirs, executors, personal representatives, estates, administrators, trusts, predecessors, successors, and assigns or other individual or entity in which any Defendant has a controlling interest, and each and all of their respective past and present officers, directors, employees, agents, affiliates, parents, subsidiaries, divisions, attorneys, accountants, auditors, advisors, insurers, co-insurers,  re-insurers, heirs, executors, personal representatives, estates, administrators, trusts, predecessors, successors, and assigns.

1.15           "Released Claims" shall collectively mean any and all claims, rights, and causes of action, whether based on federal, state, local, statutory, or common law or any other law, rule, or regulation, including Unknown Claims (as defined in ¶1.23 below), that have been asserted by Petitioners or any other shareholder of Uni-Pixel derivatively on behalf of Uni-Pixel against the Released Persons (as defined in ¶ l.16 below) in the petitions filed in the Action. Excluded from the term "Released Claims" are all claims alleged in the Securities Class Action.

1.16           "Released Persons" means collectively, Uni-Pixel and each of the Individual Defendants.  "Released Person" means, individually, any of the Released Persons.

1.17           "Releasing Parties" means Petitioners (both individually and derivatively on behalf of Uni-Pixel), any other Uni-Pixel shareholder on behalf of Uni-Pixel, and Petitioners' Counsel.  "Releasing Party" means, individually, any of the Releasing Parties.

1.18           "Securities  Class  Action" means the securities fraud class action captioned as Fitzpatrick v. Uni-Pixel, Inc., et al., Civil Action No. H-13-1649 (S.D.T.X.).

1.19           "Settlement" means the settlement and compromise of the Action as provided for herein.

1.20           "Settlement Hearing" means the hearing or hearings at which the  Court  will review the adequacy, fairness, and reasonableness of the Settlement.

1.21           "Settling Parties" means, collectively, each and all of the Petitioners (on behalf of themselves and derivatively on behalf of Uni-Pixel) and Defendants. "Settling Party" means, individually, any of the Settling Parties.

1.22           "Uni-Pixel" or the "Company" means nominal defendant Uni-Pixel, Inc., a Delaware corporation, and its affiliates, subsidiaries, predecessors, successors, and assigns.

1.23           "Unknown Claims" means any Released Claim(s) which Petitioners or Defendants do not know of or suspect to exist in his, her, or its favor at the time of the release of the Released Persons. With respect to any and all Released Claims, the Settling Parties agree that upon the Effective Date, the Settling Parties expressly waive the provisions,  rights  and benefits conferred by or under California Civil Code section 1542, or any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to §1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH  IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Settling Parties acknowledge that they may hereafter discover facts in addition to  or different from those now known or believed to be true by them, with respect to the subject matter of the Released Claims, but it is the intention of the Settling Parties to completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all Released Claims, known or unknown, suspected or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which do now exist, or heretofore  existed, or may hereafter  exist, and without regard to the subsequent discovery of additional or different facts. The Settling Parties acknowledge that the foregoing waiver was separately bargained for and is a key element of the Stipulation of which this release is a part.

2.             Terms of the Settlement

2.1           As a result of the filing, prosecution, and settlement of the Action,  Uni-Pixel shall, within thirty (30) calendar days after Court approval of the Settlement, formally express and/or implement and maintain in substance the corporate governance reforms, additions, amendments, or formalizations identified in Exhibit A attached hereto for a period of no less than five years. Uni-Pixel and the Individual Defendants acknowledge and agree that the corporate governance reforms, additions, amendments, or formalizations identified in Exhibit A and Exhibit B attached hereto are significant and extensive and confer substantial benefits upon Uni-

Pixel and its shareholders. Uni-Pixel and the Individual Defendants also acknowledge that the prosecution and settlement of the Action was the sole factor in the decision to adopt  and/or implement the corporate governance reforms set forth in Exhibit A. Uni-Pixel and the Individual Defendants further acknowledge that the filing and prosecution of the Action was a substantial and material factor in the decision to adopt certain corporate governance reforms that were implemented at the Company after the filing of the Action, which are set forth in Exhibit B.

3.             Approval and Notice

3.1           Promptly after execution of the Stipulation, Petitioners shall  submit  the Stipulation together with its exhibits to the  Court and shall apply for entry of an order (the "Preliminary Approval Order"), substantially in the form of Exhibit C attached hereto, requesting: (i) preliminary approval of the Settlement set forth in the Stipulation; (ii) approval of the form and manner  of providing notice of the Settlement to Current Uni-Pixel Shareholders; and (iii) a date for the Settlement Hearing, pursuant to Tex. Bus. Org. Code § 21.560(a).

3.2           Notice to Current Uni-Pixel Shareholders  shall consist of a Notice of Pendency and Proposed Settlement of Shareholder Derivative Action, which includes the general terms of the Settlement set forth in the Stipulation and the date of the Settlement Hearing, substantially in the form attached hereto as Exhibit D.

3.3           Uni-Pixel shall undertake the administrative responsibility for giving notice to Current Uni-Pixel Shareholders and shall be responsible for paying the  costs  and  expenses related to providing such notice to its shareholders. Within ten (10) calendar days after entry of the Preliminary Approval Order, Uni-Pixel shall post a copy of the Notice and Stipulation on the Company website, shall file a Form 8-K with the SEC that includes the Notice and Stipulation, and shall refer shareholders to the websites of Uni-Pixel and Johnson & Weaver, LLP to view the Notice and Stipulation. If additional notice is required by the Court, then the cost and administration of such additional notice will be borne by Uni-Pixel. The Settling Parties believe the content and manner of the Notice, as set forth in this paragraph, constitutes adequate and reasonable notice to Current Uni-Pixel Shareholders pursuant to applicable law and due process.

Prior to the Settlement Hearing, counsel for Uni-Pixel shall file with the Court an appropriate affidavit or declaration with respect to the filing and posting of the Notice.

3.4           Within ten (10) calendar days after entry of the Preliminary Approval Order, Petitioners' Counsel shall post copies of the Notice and Stipulation on Johnson & Weaver, LLP's website. Prior to the Settlement Hearing, Petitioners' Counsel shall file with the Court an appropriate affidavit or declaration with respect to posting copies of the Notice and Stipulation on their website.

3.5           Pending the Court's determination as to final approval of the Settlement, Petitioners are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claim against any of the Released Persons.

4.             Attorneys' Fees and Reimbursement of Expenses

4.1           In recognition of the substantial benefits conferred upon Uni-Pixel as a direct result of the prosecution and Settlement of the Action, the Defendants, subject to Court approval, shall cause their insurer(s) to pay Petitioners' attorneys' Fee and Expense Amount in the agreed to amount of: (i) $150,000 (the "Fee and Expense Amount") in accordance with  the terms provided in ¶¶4.2 and 4.3 below; and (ii) shall cause the Company to transfer $125,000 worth of Uni-Pixel common stock (the "Stock Amount") in accordance with the terms provided in ¶¶4.4- 4.6 below. The Fee and Expense Amount and Stock Amount shall constitute final and complete payment for Petitioners' attorneys' fees and expenses that have been incurred or will be incurred in connection with the Action.

4.2           The Fee and Expense Amount shall be payable to the Uni-Pixel, Inc. Qualified Settlement Fund, as defined under Section 468B of the Internal Revenue Code.

4.3           The Fee and Expense Amount shall be funded in accordance with the terms provided in ¶ 4.2 within fifteen (15) business days of the entry of the Judgment and shall be immediately releasable upon receipt.

4.4           The shares constituting the Stock Amount shall be paid to Johnson & Weaver, LLP, as receiving agent for Petitioners' Counsel, within five (5) business days upon the Court's entry of the Judgment or a judgment substantially in the form of Exhibit E attached hereto (the "Delivery Date"). All costs associated with the transfer of the Stock Amount shall be borne by Defendants. The price used to set the number of shares to be distributed to satisfy the Stock Amount shall be the closing price of Uni-Pixel common stock on the date of the entry of the Judgment (the "Closing Price"). If the Closing Price is less than $5.00 per share of common stock, the number of shares of common stock issued to Petitioners' Counsel shall be calculated using a share price of $5.00 per share. If the Closing Price is greater than $6.00 per share of common stock, the number of shares of common stock issued to Petitioners' Counsel shall be calculated using a share price of $6.00 per share. If the Closing Price is greater than $5.00 per share but less than $6.00 per share, the number of shares of common stock issued to Petitioners' Counsel shall be calculated using a share price equal to the Closing Price. The Stock Amount may be adjusted as set forth herein and below in ¶¶ 4.5 and 4.6.

4.5           The shares constituting the Stock Amount shall be fully paid, non-assessable and, upon the Court's entry of the Judgment or a judgment substantially in the form of Exhibit E attached hereto, exempt from registration under Section 3(a)(10) of the Securities Act of 1933. Uni-Pixel shall take all necessary and appropriate action to perfect the exemption of the shares represented by the Stock Amount from registration under the federal securities laws by reason of Section 3(a)(l 0) of the Securities Act of 1933.

4.6           In the event Uni-Pixel is sold or acquired for cash or stock before the Delivery Date, Petitioners' Counsel shall be paid the equivalent in cash of the value of the Stock Amount.

4.7           The Settling Parties further stipulate that Petitioners' Counsel may apply to the Court for an incentive award of up to $2,000 for each of the Petitioners, only to be paid upon

Court approval, in recognition of Petitioners' participation and effort in the prosecution of the Action (the "Incentive Awards"). The Incentive Awards, if approved by the Court, shall be paid to Petitioners from the Fee and Expense Amount. Defendants shall not be liable for any portion of any Incentive Award.

5.            Releases

5.1           Upon the Effective Date, the Releasing Parties shall be deemed to have fully, finally, and forever released, relinquished, and discharged all claims, including the  Released Claims (including Unknown Claims) against the Released Persons and any and all claims arising out of, relating to, or in connection with the defense, settlement, or resolution of the Action against the Released Persons. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

5.2           Upon the Effective Date, each of the Defendants shall be deemed to have fully, finally, and forever released, relinquished, and discharged Petitioners and Petitioners' Counsel from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Action or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

6.            Conditions of Settlement; Effect of Disapproval, Cancellation, or Termination

6.1           The Effective Date of this Stipulation shall be conditioned on the occurrence of all of the following events:

a.           approval of the Settlement and approval of the method of providing notice of pendency and proposed Settlement to Current Uni-Pixel Shareholders by the Court, following notice to Uni-Pixel shareholders, as set forth in ¶3.3, and a hearing as required by Tex. Bus. Org. Code  § 2 l.560(a);

b.           entry of the Judgment, in all material respects in the form set forth as Exhibit E annexed hereto, approving the Settlement without awarding costs to any party, except as provided herein;

c.           the payment of the Fee and Expense Amount and Stock Amount in accordance with ¶¶ 4.1-4.6; and

d.           the passing of the date upon which the Judgment becomes Final.

6.2           If any of the conditions specified above in ¶ 6.1 are not met, then the Stipulation shall be canceled and terminated subject to ¶ 6.3, unless counsel for the Settling Parties mutually agree in writing to proceed with the Stipulation.

6.3           If for any reason the Effective Date of the Stipulation does not occur, or if the Stipulation is in any way canceled, terminated, or fails to become Final in accordance with its terms: (a) all Settling Parties and Released Persons shall be restored to their respective positions in the Action as of October 21, 2014; (b) all releases delivered in connection with the Stipulation shall be null and void, except as otherwise provided for  in the Stipulation; (c) the Fee and Expense Amount and the Stock Amount (including any proceeds from the sale of some or all of the Stock Amount) paid to Petitioners' Counsel shall be refunded and returned within thirty (30) days; and (d) all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without  prejudice to the Settling Parties, shall not be deemed or construed to be an admission by a Settling Party of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in any other action or proceeding. In such event, the terms and provisions of the Stipulation shall have no further force and effect with respect to the Settling Parties and shall not be used in the Action or in any other proceeding for any purpose.

7.            Bankruptcy

7.1           In the event any proceedings by or on behalf of Uni-Pixel, whether voluntary or involuntary, are initiated under any chapter of the United States Bankruptcy Code, including any act of receivership, asset seizure, or similar federal or state law action ("Bankruptcy

Proceedings"), the Settling Parties agree to use their reasonable best efforts to obtain all necessary orders, consents, releases, and approvals for effectuation of the Stipulation and Court approval of the Settlement in a timely and expeditious manner. By way of example only, the Settling Parties agree to cooperate in making applications and motions to the bankruptcy court for relief from any stay, approval of the Settlement, authority to release funds, authority for the Individual Defendants' insurer(s) to disburse insurance proceeds consistent with the Stipulation, authority to release claims and indemnify officers and directors, and authority for the Court to enter all necessary orders and judgments, and any other actions reasonably necessary to effectuate the terms of the Settlement.

7.2           If any Bankruptcy Proceedings by or on behalf of Uni-Pixel are initiated prior to the payment of the Fee and Expense Amount, the Settling Parties shall agree to seek an order from th bankruptcy court presiding over such Bankruptcy Proceedings: (i) either lifting the automatic stay for the limited purpose of authorizing such payment, or finding that the payment of the Fee and Expense Amount by the Defendants and/or their insurers under their respective policies or related compromise of coverage does not violate the automatic stay; and (ii) finding that the payment of the Fee and Expense Amount by the Defendants and/or their insurers under their respective policies or related compromise of coverage does not constitute a preference, voidable transfer, fraudulent transfer, or similar transaction.   If any Bankruptcy  Proceedings by or on behalf of Uni-Pixel are initiated prior to the payment of the Stock  Amount (or cash equivalent of the Stock Amount), the Settling Parties shall agree to seek an order from the bankruptcy court presiding over such Bankruptcy Proceedings lifting the automatic stay for the limited purpose of authorizing payment  to Petitioners' Counsel of the equivalent in cash of the value of the Stock Amount. In addition, in the event of any Bankruptcy Proceedings by or on behalf of Uni-Pixel, the Settling Parties agree that all dates and deadlines in the Action, if any, or any dates and deadlines associated with the appeal of the Action, if any, will be extended for such periods of time as are necessary to obtain necessary orders, consents, releases, and approvals from the bankruptcy court to carry out the terms and conditions of the Settlement.

8.            Miscellaneous Provisions

8.1           The Settling Parties: (a) acknowledge that it is their intent to consummate this Stipulation; and (b) agree to act in good faith and cooperate to take all reasonable and necessary steps to expeditiously implement the terms and conditions of the Stipulation.

8.2           In the event that any part of the Settlement is found to  be unlawful, void, unconscionable, or against public policy by a court of competent jurisdiction, the remaining terms and conditions of the Settlement shall remain intact.

8.3           The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between them with respect to the Action. The Settlement comprises claims that are contested and shall not be deemed an admission by any Settling Party as to the merits of any claim, allegation, or defense. The Settling Parties and their respective counsel agree that at all times during the course of the litigation, each has complied with the requirements of the applicable laws and rules of the Court, including, without limitation, Tex. Civ. Prac. & Rem. Code § 9.011 and Federal Rule of Civil Procedure 11.

8.4           The Stipulation may be modified or amended only by a writing signed by the signatories hereto.

8.5           The Stipulation shall be deemed drafted equally by all parties hereto.

8.6           No representations, warranties, or inducements have been made to any of the parties concerning the Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.

8.7           Each counsel or other Person executing the Stipulation or its exhibits on behalf of any of the Settling Parties hereby warrants that such Person has the full authority to do so.

8.8           The exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

8.9           This Stipulation and the exhibits attached hereto constitute the entire agreement among the Settling Parties with respect to the subject matter hereof and supersede all prior and contemporaneous oral and written agreements and discussions.

8.10           In the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit hereto, the terms of this Stipulation shall prevail.

8.11           The Stipulation may be executed in one or more counterparts, including by signature transmitted by facsimile or e-mailed PDF files. Each counterpart, when so executed, shall be deemed to be an original, and all such counterparts together shall constitute the same instrument.

8.12           The Stipulation shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of Texas, and the rights and obligations of the parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of Texas without giving effect to that State's choice of law principles.

8.13           The Court shall retain jurisdiction with respect to  implementation  and enforcement of the terms of the Stipulation, and the Settling Parties and their counsel submit to the jurisdiction of the Court solely for purposes of implementing and enforcing the Settlement embodied in the Stipulation.

IN WITNESS  WHEREOF, the Settling Parties have caused the Stipulation to be executed by their duly authorized attorneys.

DATED: December 22, 2014	JOHNSON & WEAVER, LLP

/s/ Michael I. Fistel, Jr.
Michael I. Fistel, Jr. (admitted pro hac vice)
40 Powder Springs Street
Marietta, GA 30064
Telephone: (770) 200-3104
Facsimile: (700) 200-3101

JOHNSON & WEAVER, LLP
Frank J. Johnson (admitted pro hac vice)
110 West A Street, Suite 750
San Diego, CA 92101
Telephone: (619) 230-0063
Facsimile: (619) 255-1856

Lead Counsel for Petitioners

THE WARNER LAW FIRM Paul T. Warner State Bar No. 00791884 11123 McCracken Circle, Suite A Cypress, TX 77429 Telephone: (281) 664-7777 Facsimile: (281) 664-7774 Liaison Counsel for Petitioners

DATED: December 22, 2014	KING & SPALDING, LLP

/s/ Paul R. Besse
Paul R. Besse State Bar No. 022630 Michael J. Biles State Bar No. 24008578 401 Congress Ave., Suite 3200 Austin, TX 78701 Telephone: (512) 457-2000 Facsimile: (512) 457-2100 Counsel for Defendants

EXHIBIT A

EXHIBIT A: CORPORATE GOVERNANCE REFORMS

In re Uni-Pixel, Inc., Shareholder Derivative Litigation, Lead Cause No. 2014-08251/Court: 165

Uni-Pixel, Inc. ("Uni-Pixel" or the “Company”) shall implement and/or maintain the corporate governance provisions described below for at least five years from the date of the final approval of the settlement in this action:

I.         FORMALIZING THE NON-EXECUTIVE CHAIRMAN ROLE:

The Board shall revise the Company’s articles of incorporation and/or bylaws to require a Non- Executive Chairman of the Board of Directors (the “Board”). Further, the Company’s articles of incorporation and/or bylaws shall provide for the annual election of the Non-Executive Chairman, who shall have a maximum tenure of six years. The performance of the Non- Executive Chairman shall be evaluated annually by the Board. Where the Board determines that the Non-Executive Chairman is not sufficiently active or successful in providing meaningful leadership for the Board, he or she shall be replaced.

The Non-Executive Chairman of the Board will be responsible for:

1.        Coordinating the activities of the Independent Directors;

2.        Determining an appropriate schedule of Uni-Pixel’s Board meetings, seeking to ensure that the Independent Directors can perform their duties responsibly while not interfering with the flow of Uni-Pixel’s operations;

3.        Approving the agenda for the Board and Committee meetings;

4.        Directing the retention of consultants who report directly to the Board;

5.        Coordinating  and  developing  the  agenda  for,  and  moderating  executive sessions of, Uni-Pixel’s Board’s Independent Directors;

6.        Acting as the principal liaison between the Independent Directors and the Chief Executive Officer on sensitive issues; and

7.        Ensuring the accuracy of the qualifications of Uni-Pixel’s directors, executives, and other employees.

II.        CREATION OF A DISCLOSURE AND CONTROLS COMMITTEE:

The Company shall establish a Disclosure and Controls Committee (“D&C Committee”). The D&C Committee members shall consist of representatives from the key functional areas of the Company. The duties and responsibilities of the D&C Committee shall be set forth in the following Charter:

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Uni-Pixel, Inc.
CHARTER OF THE DISCLOSURE AND CONTROLS COMMITTEE
(Adopted on                     , 2015)

The Chief Executive Officer and Chief Financial Officer (“Senior Officers”) of Uni-Pixel, Inc. (“Company”) have established the Disclosure and Controls Committee (“Committee”) with authority, responsibility and specific duties as described in this Disclosure Committee Charter (“Charter”). The Committee shall review and reassess this Charter annually and recommend any proposed changes to the Senior Officers.

PURPOSE AND RESPONSIBILITIES

It is the Company’s policy that all disclosures made by the Company to the holders of its securities or to the investment community should be accurate and complete and fairly present the Company’s financial condition and results of operations in all material respects, and should be made on a timely basis as required by applicable laws and the applicable listing requirements of The NASDAQ Stock Market LLC.

The Committee shall review, monitor, and assist the Senior Officers in fulfilling their responsibility for the oversight of the accuracy and timeliness of the disclosures made by the Company by being responsible for the following tasks, in each case, subject to the supervision and oversight of the Senior Officers:

•           Design and establish controls and other procedures (which may include the procedures currently used by the Company) that are designed to ensure that (1) information required to be disclosed by the Company to the U.S. Securities and Exchange Commission (“SEC”) and other written information that is to be disclosed to the investment community is recorded, processed, summarized, and reported accurately and timely; and (2) information is accumulated and communicated to management, including the Senior Officers, as appropriate to facilitate timely decisions regarding such required disclosure (collectively, the “Company’s Disclosure Controls”).

•           Monitor the integrity and effectiveness of the Company’s Disclosure Controls.

•           Review and supervise the preparation of the Company’s (1) periodic reports, registration statements and any other information filed with the SEC; and (2) to the extent requested by the Senior Officers, press releases containing financial information, earnings guidance, information about material acquisitions or dispositions or other information material to the holders of the Company’s securities (collectively, the “Company’s Disclosure Statements”).

•           Evaluate the effectiveness of the Company’s Disclosure Controls as of the end of the periods covered by the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q (collectively, the “periodic reports”).

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•           Discuss with the Senior Officers all relevant information with respect to the Committee’s proceedings, the preparation of the Company’s Disclosure Statements, and the Committee’s evaluation of the effectiveness of the Company’s Disclosure Controls.

•           Provide a certification to the Senior Officers prior to the filing with the SEC of each periodic report as to (1) the Committee’s compliance with its policies and procedures and proper performance of the responsibilities that have been assigned to it; and (2) the Committee’s conclusions resulting from its evaluation of the effectiveness of the Company’s Disclosure Controls.

•           Report any material concerns regarding the Company’s Disclosure Controls or the Company’s Disclosure Statements to the Board.

In discharging its duties, the Committee shall have full access to all Company books, records, facilities and personnel, including internal auditors.

MEMBERSHIP

The membership of the Committee shall initially consist of the individuals named on the attached Schedule A. Such members may be replaced, or new members added, at any time and from time to time by the Senior Officers. Notwithstanding the foregoing, the Senior Officers at their option may at any time assume any or all of the responsibilities of the Committee identified in this Charter, including, for example, approving the Company’s Disclosure Statements when time does not permit the full Committee to meet.

One member of the Committee shall be appointed by the Senior Officers as chair. The chair shall be responsible for scheduling and presiding over meetings and preparing agendas. Any question of interpretation of this Charter or the Committee’s procedures shall be determined by any Senior Officer or, in their absence from any meeting, the chair.

The Committee shall meet as frequently as circumstances dictate to (1) ensure the accuracy and completeness of the Company’s Disclosure Statements; and (2) evaluate the Company’s Disclosure Controls and determine whether any changes to the Company’s Disclosure Controls are necessary or advisable in connection with the preparation of the Company’s upcoming periodic reports or other Disclosure Statements, taking into account developments since the most recent meeting, including changes in the Company’s organization and operating segments and any change in economic or industry conditions.

OTHER RESPONSIBILITIES

The Committee shall also have such other responsibilities as the Senior Officers may assign to it from time to time.

III.      REVISION OF INSIDER TRADING PROTOCOL CONTROLS

The language of the Company’s Insider Trading Policy, dated March 28, 2014, shall be revised as follows:

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Pre-clearance Procedure

To provide assistance in preventing inadvertent violations and avoiding even the appearance of an improper transaction, all executive officers and members of the Board of Directors of the Company who file reports with the SEC under Section 16 of the Securities Exchange Act (“Section 16 Filers”) are instructed to obtain pre-clearance from the Chief Financial Officer of Uni-Pixel before buying or selling any Uni-Pixel securities, even if not subject to a blackout period. The Chief Financial Officer, in his discretion, may consult with legal counsel following the receipt of such notification. The Chief Financial Officer shall obtain pre-clearance from the Chief Executive Officer prior to his or her own trades, and the Chief Executive Officer may consult with legal counsel following the receipt of such notification. Pre-clearance is not necessary for trades made pursuant to a pre-arranged plan under SEC Rule 10b5-1. However, pre-clearance for the SEC Rule 10b5-1 trading plan itself, as well as for any changes made to an existing trading plan, is required.

IV.      DIRECTOR CONTINUING EDUCATION

Each director shall annually attend at least one training course provided by a U.S. based and nationally recognized corporate director education provider. The education program shall include, at a minimum, training/education in GAAP, revenue recognition and other financial reporting regulations and policies, and corporate governance principles and best practices applicable to companies operating within the U.S.

V.        ATTENDANCE AND PARTICIPATION AT ANNUAL MEETING

Absent good cause, all directors shall be required to attend the Company’s annual meeting of shareholders and be available to answer shareholder questions.

VI.      PUBLICATION OF ALL RELEVANT GOVERNANCE DOCUMENTS AND POLICIES

In addition to maintaining the availability of the Audit Committee Charter and the Uni-Pixel Code of Ethics on the Company’s website, Uni-Pixel shall also post the Compensation Committee, Nominating Committee, and D&C Committee Charters, as well as the Company’s formal policies for corporate governance on the Company’s website for public  access  and review.

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SCHEDULE A
DISCLOSURE AND CONTROLS COMMITTEE MEMBERS

CFO (chair)
CEO
At least one other Senior Vice President

EXHIBIT B

EXHIBIT B: POST-PETITION CORPORATE GOVERNANCE REFORMS

In re Uni-Pixel, Inc., Shareholder Derivative Litigation, Lead Cause No. 2014-08251/Court: 165

The Parties agree that the filing and prosecution of the Action was a substantial and material factor in the Company's decision to adopt, strengthen and/or maintain the following corporate governance policies and to effect the following leadership changes and/or additions after the Petitions were filed in and around February 2014. Any such policy, procedure and/or control reforms will be maintained for not less than five years following final settlement approval:

1.        Defendants acknowledge that the initiation and prosecution of the Action was a substantial and material factor in causing Uni-Pixel to increase the size of its Board from seven to eight members.

2.        Defendants acknowledge that the initiation and prosecution of the Action was a substantial and material factor in causing Uni-Pixel to adopt the Insider Trading Policy dated March 28, 2014.

3.        Defendants acknowledge that the initiation and prosecution of the Action was a substantial and material factor in causing Uni-Pixel to split the Chief Executive Officer and Chairman function upon the hiring of the new Chief Executive Officer on or about April 14, 2014.

4.        Defendants further acknowledge that the initiation and prosecution of the Action was a substantial and material factor in causing the following leadership changes and/or additions at the Company:

•           The hiring of a new Chief Executive Officer on or about April 14, 2014;

•           The hiring of a new Chief Operating Officer on or about April 14, 2014;

•           The hiring of a new Senior Vice President of Research & Development on or about September 19, 2014; and

•           The appointment of a new independent director to the Board of Directors on or about August 21, 2014.

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EXHIBIT C

Lead Cause No. 2014-08251

IN RE UNI-PIXEL, INC. SHAREHOLDER DERIVATIVE LITIGATION This Document Relates to: ALL ACTIONS.	) IN THE DISTRICT COURT OF ) ) HARRIS COUNTY, TEXAS ) ) 165TH JUDICIAL DISTRICT ) ) ) )

[PROPOSED] PRELIMINARY APPROVAL AND SCHEDULING ORDER

Petitioners Jason F. Gerzsenyi and Luis Lim, in the above-captioned derivative action (the "Action") have applied pursuant to Tex. Bus. Org. Code § 21.560(a) for an order to preliminarily approve the proposed Settlement of the Action in accordance with the Stipulation of Settlement entered into by the Settling Parties, dated December 22, 2014 (the "Stipulation"). The Court, having read and considered the Stipulation and accompanying documents, and all Settling Parties having consented to the entry of this Preliminary Approval Order,

NOW, THEREFORE, this                       day of          , 2015, upon application of the Settling Parties, IT IS HEREBY ORDERED as follows:

1.           Except for terms defined herein, the Court adopts and incorporates the definitions in the Stipulation for purposes of this Preliminary Approval Order.

2.           The Settlement appears to be the product of serious, informed, arm’s-length negotiations, has no obvious deficiencies, provides substantial value to the Company, and falls within the range of possible approval and, therefore, merits further consideration.

3.           The Court preliminarily finds that the Settlement is fair, reasonable, adequate, and in the best interests of the Company and its shareholders.

4.           Within ten (10) business days after the entry of this Preliminary Approval Order, Uni-Pixel shall, at its own cost, (i) post a copy of the Notice, substantially in the form of Exhibit D to the Stipulation, and the Stipulation on the Company's website; and (ii) shall file a Form 8-K with the U.S. Securities and Exchange Commission that includes the Notice and Stipulation, which shall refer shareholders to Johnson & Weaver, LLP’s website for more information.

5.           Within ten (10) business days after the entry of this Preliminary Approval Order, Johnson & Weaver, LLP shall post a copy of the Stipulation and Notice on its website.

6.           At least seven (7) calendar days prior to the Settlement Hearing, Uni-Pixel’s counsel shall file with the Court and serve on Plaintiffs' Counsel proof, by affidavit or declaration, of the dissemination of Notice as provided for in paragraph 4 of this Order.

7.           The Court finds that the form, substance, and dissemination of information regarding the proposed Settlement in the manner set out in this Order constitutes the best notice practicable under the circumstances and complies fully with Tex. Bus. Org. Code § 21.560(b) and due process.

8.           A hearing shall be held on                                          , 2015 at         a.m./p.m., before the Honorable Elizabeth Ray, at the Harris County Civil Courthouse, 201 Caroline, 12th Floor, Houston, Texas 77002, (the "Settlement Hearing"), at which the Court will determine:  (i) whether the terms of the Stipulation should be approved as fair, reasonable, and adequate; (ii) whether the Notice fully satisfied the requirements of Tex. Bus. Org. Code § 21.560(b) and the requirements of due process; (iii) whether the Action should be dismissed with prejudice; (iv) whether all Released Claims against the Released Persons should be fully and finally released; (v) whether the agreed-to Fee and Expense Amount and Stock Amount should be approved; (vi) whether the Incentive Awards should be approved; and (vii) to rule upon such other matters as the Court may deem appropriate.

9.           The Court reserves: (i) the right to approve the Settlement, with such modifications as may be agreed to by counsel for the Settling Parties consistent with such Settlement, without further notice to Uni-Pixel shareholders; (ii) the right to continue or adjourn the Settlement Hearing from time to time, by oral announcement at the hearing or at any adjournment thereof, without further notice to Uni-Pixel shareholders; and (iii) the right to approve the Settlement at or after the Settlement Hearing with such modifications as may be consented to by the Settling Parties to the Action.

10.           Any Current Uni-Pixel Shareholder who wishes to object to the Settlement and/or show cause why it should not be approved, why the Judgment should or should not be entered thereon, or why Petitioners' Counsel's Fee and Expense Amount and Stock Amount or the Incentive Awards should not be awarded shall: (a) stating the case name and number, In re Uni- Pixel, Inc., Shareholder Derivative Litigation, Lead Cause No. 2014-08251/Court: 165 (Tx. Dist. Ct.-Harris Cnty.), and stating all reasons for the objection; (b) giving proof of current ownership of Uni-Pixel stock as well as documentary evidence of when such stock ownership was acquired; (c) clearly identifying any and all evidence that would be presented at the Settlement Hearing in connection with such objections; and (d) identifying any case, by name, court, and docket number, in which the objector or his attorney, if any, has objected to a settlement in the last three years.

11.           Such objection shall, at least fourteen (14) calendar days prior to the Settlement Hearing, be filed with the Clerk of the Court, Harris County Civil Courthouse, 201 Caroline, Houston, Texas 77002, and served by first class U.S. Mail at the same time on counsel for the Settling Parties. Any Current Uni-Pixel Shareholder wishing to be heard at the Settlement Hearing is required to include a notice of intention to appear at the Settlement Hearing together with his, her, or its written objection. Only shareholders who have filed with the Court and sent to the Settling Parties' counsel valid and timely written notices of objection will be entitled to be heard at the hearing, unless the Court orders otherwise.

12.           Any Uni-Pixel shareholder who does not make his, her, or its objection in the manner provided in paragraphs 10 and 11, supra, of this Preliminary Approval Order shall be deemed to have waived such objection and shall forever be foreclosed from: (a) making any objections to the fairness, adequacy, or reasonableness of the Settlement; or (b) making any objections to the fairness and reasonableness of the Fee and Expense Amount and Stock Amount or Incentive Awards.

13.           All papers in support of the Settlement and the Settling Parties' responses to objections by Current Uni-Pixel Shareholders, if any, shall be filed with the Court and served at least seven (7) calendar days prior to the Settlement Hearing.

14.           All proceedings in the Action, other than such proceedings as may be necessary to carry out the terms and conditions of the Stipulation and the Settlement, are hereby stayed and suspended until further order of this Court. Pending final determination of whether the Stipulation should be approved, Petitioners, the Company, and all of the Company's shareholders, and any of them, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims against any Released Persons.

15.           If the Stipulation is not approved by the Court, is terminated, or shall not become effective for any reason, the Action shall proceed, completely without prejudice to any party as to any matter of law or fact, as if the Stipulation had not been made and had not been submitted to the Court, and neither the Stipulation, any provision contained in the Stipulation, any action undertaken pursuant thereto, nor the negotiation thereof by any party shall be deemed an admission or offered or received in evidence at any proceeding in the Action or any other action or proceeding.

IT IS SO ORDERED.

Dated:                     , 2015

THE HONORABLE ELIZABETH RAY

EXHIBIT D

Lead Cause No. 2014-08251

IN RE UNI-PIXEL, INC. SHAREHOLDER DERIVATIVE LITIGATION This Document Relates to: ALL ACTIONS.	) IN THE DISTRICT COURT OF ) ) HARRIS COUNTY, TEXAS ) ) 165TH JUDICIAL DISTRICT ) ) ) )

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTION

TO:     ALL RECORD OR BENEFICIAL OWNERS OF COMMON STOCK OF UNI- PIXEL, INC. AS OF DECEMBER 22, 2014:

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. IT CONTAINS IMPORTANT INFORMATION ABOUT YOUR LEGAL RIGHTS.

THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF A SHAREHOLDER DERIVATIVE ACTION (THE "ACTION") AND CLAIMS ASSERTED ON BEHALF OF UNI-PIXEL, INC. ("UNI-PIXEL" OR THE "COMPANY").

IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE ACTION, SHAREHOLDERS OF UNI-PIXEL WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE SETTLED CLAIMS.

THIS ACTION IS NOT A "CLASS ACTION." THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

PURPOSE OF THIS NOTICE

This Notice of Pendency and Proposed Settlement of Shareholder Derivative Action (the "Notice") is provided to Uni-Pixel stockholders pursuant to an order of the District Court of Harris County, Texas, 165th Judicial District (the "Court"). This is not a solicitation from a lawyer.

The purpose of this Notice is to advise you that, pursuant to the Court's Preliminary Approval  Order,1 a hearing will be held on                    ,  2015 at     :       a./p.m.,  before  the Honorable Elizabeth Ray, at the Harris County Civil Courthouse, 201 Caroline, 12th Floor, Houston, Texas 77002 (or at such a date and time as the Court may direct without further notice) (the "Settlement Hearing") to determine whether: (i) the terms of a proposed settlement (the "Settlement") of this Action are fair, reasonable, and adequate, and in the best interests of Uni- Pixel; (ii) the amount of attorneys’ fees and expenses to Petitioners' Counsel, as described below, are fair and reasonable; and (iii) the incentive awards to Petitioners, as described below, should be approved.

The terms and conditions of the proposed Settlement are summarized in this Notice and set forth in full in the Stipulation.  You have an opportunity to be heard at this hearing.

The Court has not determined the merits of Petitioners’ claims or Defendants’ defenses. By this Notice, the Court does not express any opinion as to the merits of any claim or defense asserted by any party in this action.

1 The capitalized  terms used  in this  Notice and  not  otherwise defined are defined  in the Stipulation of Settlement (the "Stipulation") dated December 22, 2014, which is available on the websites of Petitioners' Counsel at www.johnsonandweaver.com and the website of Uni-Pixel at www.unipixel.com.

BACKGROUND OF THE ACTION

On February 19, 2014 and February 21, 2014, respectively, Petitioners Jason F. Gerzsenyi and Luis Lim (collectively "Petitioners") filed their respective shareholder derivative petitions2 in the Court on behalf of Uni-Pixel, Inc. and against the Individual Defendants. On April 16, 2014, the Court entered an order consolidating the actions as In re Uni-Pixel, Inc., Shareholder Derivative Litigation, Lead Cause No. 2014-08251/Court: 165 (Tx. Dist. Ct.-Harris Cnty.). Then, on May 12, 2014, the Court entered an order appointing Johnson & Weaver, LLP as Lead Counsel and The Warner Law Firm as Liaison Counsel for Petitioners.

On September 9, 2014, Petitioners filed their Consolidated Shareholder Derivative Petition (the "Consolidated Petition") which alleged causes of action for breach of fiduciary duty, waste of corporate assets, breach of fiduciary duty for insider selling and misappropriation of information, unjust enrichment, and aiding and abetting fiduciary violations. Petitioners claimed, among other things, that the Individual Defendants consciously made or failed to correct materially false and misleading statements about Uni-Pixel’s core product, UniBoss, specifically with respect to: (1) the “worldwide commercialization” of UniBoss which was supposed to lead to both revenue and earnings in 2013; (2) Uni-Pixel’s ability to quickly ramp up UniBoss production to 60,000 units by the end of April 2013, and then even more rapidly after that point; and (3) the standardization of the production process for UniBoss and the ability for that process to support shipments for products to be on store shelves in either June 2013 or September 2013. The Consolidated Petition also alleges that certain of the Individual Defendants sold shares of their own stock while in possession of material undisclosed negative information. Defendants have denied and continue to deny each and all of the claims and contentions alleged by Petitioners in the Action.

Following the filing of the Consolidated Petition, the Settling Parties engaged in extensive arm's-length negotiations with the assistance and involvement of the Mediator, which resulted in the Settling Parties reaching an agreement-in-principle to settle the Action based on the terms and conditions set forth in the Stipulation (the "Settlement").

TERMS OF THE SETTLEMENT

As a result of the filing, prosecution, and settlement of the Action, Uni-Pixel shall, within thirty calendar days after the Judgment becomes Final, formally express and/or implement and maintain in substance the corporate governance reforms, additions, amendments, or formalizations identified in paragraph 2.1 of the Stipulation for a period of no less than five years (the "Corporate Governance Reforms"). The full text of the Corporate Governance Reforms are set forth in Exhibit A and Exhibit B to the Stipulation, which may be found  at www.unipixel.com and www.johnsonandweaver.com. Uni-Pixel and the Individual Defendants further acknowledge and agree that the Corporate Governance Reforms would not have been implemented but for Petitioners' and Petitioners' Counsel's filing and prosecution of the Action. Uni-Pixel  and  the  Individual  Defendants  also  acknowledge  and  agree  that  the  Corporate

2 The two derivative actions were captioned: Gerzsenyi v. Killion, et al., Cause No. 2014- 08251/Court: 165 (Tx. Dist. Ct.-Harris Cnty.) and Lim v. Killion, et al., Cause No. 2014- 08933/Court: 269 (Tx. Dist. Ct.-Harris Cnty.).

Governance Reforms are significant and extensive and confer substantial benefits upon Uni- Pixel and its shareholders by, among other things, strengthening Uni-Pixel's internal controls and helping to address the issues identified and alleged in the Action.

The Corporate Governance Reforms include, among other things, the formalizing of the non-executive chairman role, creation of a disclosure and controls committee, revision of the Company’s insider trading protocol, specifically the preclearance procedure, adoption of an insider trading protocol, increase of the size of the Board of Directors from seven members to eight members, and certain leadership changes within the Company.

The Settlement calls for Petitioners (on behalf of themselves, all Uni-Pixel shareholders and, derivatively, on behalf of Uni-Pixel) to release all Released Claims against the Released Persons, as defined in the Stipulation. The term "Released Claims" collectively means any and all claims, rights, and causes of action, whether based on federal, state, local, statutory, or common law or any other law, rule, or regulation, including Unknown Claims, that have been asserted or could have been asserted by Petitioners or any other shareholder of Uni-Pixel derivatively on behalf of Uni-Pixel against the Released Persons in the complaints filed in the Action arising from or relating to the facts, events, transactions, acts, disclosures, statements, omissions or failures to act, or any other circumstance alleged by Petitioners. Excluded from the term "Released Claims" are all claims alleged in Fitzpatrick v. Uni-Pixel, Inc., et al., Civil Action No. H-13-1649 (S.D.T.X.) (the “Securities Class Action”).

PETITIONERS' COUNSEL'S POSITION CONCERNING SETTLEMENT

Petitioners believe that the Action has substantial merit, and Petitioners' entry into the Stipulation is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Action. However, Petitioners and Petitioners' Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Action against the Individual Defendants through trial and through possible appeals. Petitioners' Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Action, as well as the difficulties and delays inherent in such litigation.

Based on Petitioners' Counsel's thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Petitioners' Counsel believe that the Settlement set forth in the Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Uni-Pixel and its shareholders. Based upon Petitioners' Counsel's evaluation, Petitioners have determined that the Settlement is in the best interests of Uni-Pixel and Current Uni-Pixel Shareholders and have agreed to settle the Action upon the terms and subject to the conditions set forth in the Stipulation.

DEFENDANTS' POSITION CONCERNING SETTLEMENT

The Individual Defendants have denied and continue to deny that they have committed, threatened, or attempted to commit, any violations of law, or breached any duty owed to Petitioners, Uni-Pixel, or its shareholders. Without admitting the validity of any allegations made in the Action, or any liability with respect thereto, the Individual Defendants have concluded that it is desirable that the claims against them be settled on the terms reflected in the Stipulation.  The Individual Defendants and Uni-Pixel are entering into this Settlement because it will eliminate the uncertainty, distraction, disruption, burden, risk, and expense of further litigation. Further, the Individual Defendants and Uni-Pixel acknowledge that the Settlement confers substantial benefits on Uni-Pixel and is fair, reasonable, adequate, and in the  best interests of Uni-Pixel and its shareholders.

ATTORNEYS' FEES AND EXPENSES OF PETITIONERS' COUNSEL AND INCENTIVE AWARDS FOR PETITIONERS'

Petitioners' Counsel have not received any payment for their work in connection with the Action, nor have they been reimbursed for out-of-pocket expenses. After negotiating the substantive terms of the settlement, the Parties discussed a fair and reasonable sum to be paid to Petitioners' Counsel for their attorneys' fees and expenses. In recognition of the substantial benefits conferred upon Uni-Pixel as a direct result of the prosecution and Settlement of the Action, and as subject to Court approval, Petitioners’ Counsel shall receive $275,000 in cash and common stock, as is described more fully herein, in attorneys’ fees and expenses.

Specifically, the Individual Defendants’ insurer shall pay $150,000 (“Fee and Expense Amount”) and Uni-Pixel shall deliver $125,000 in common stock (“Stock Amount”). The price used to set the number of shares to be distributed to satisfy the Stock Amount shall be the closing price of Uni-Pixel common stock on the date of the entry of the Judgment (the “Closing Price”). If the Closing Price is less than $5.00 per share of common stock, the number of shares of common stock issued to Petitioners’ Counsel shall be calculated using a share price of $5.00 per share. If the Closing Price is greater than $6.00 per share of common stock, the number of shares of common stock issued to Petitioners’ Counsel shall be calculated using a share price of $6.00 per share. If the Closing Price is greater than $5.00 per share but less than $6.00 per share, the number of shares of common stock issued to Petitioners’ Counsel shall be calculated using a share price equal to the Closing Price. Any shares issued to pay the Stock Amount shall be fully paid, non-assessable and, upon final approval of the Settlement, exempt from registration under Section 3(a)(10) of the Securities Act of 1933.

In addition, Petitioners' Counsel may apply to the Court for an incentive award of up to $2,000 for each of the Petitioners, only to be paid upon Court approval, in recognition of Petitioners' participation and effort in the prosecution of the Action (the "Incentive Awards"). The Incentive Awards, if approved by the Court, shall be paid to Petitioners from the attorneys’ fees and expenses.

NOTICE OF HEARING ON PROPOSED SETTLEMENT

A Settlement Hearing will be held on                            , 2015 at        :        a./p.m., before this Court, The Honorable Elizabeth Ray, at the Harris County Civil Courthouse, 201 Caroline, 12th Floor, Houston, Texas 77002 (or at such a date and time as the Court may direct without further notice), for the purpose of determining: (a) whether the proposed Settlement, as set forth in the Stipulation, should be approved by the Court as fair, reasonable, and adequate to Uni-Pixel and its shareholders, including Petitioners; (b) whether the Judgment should be entered dismissing the Action with prejudice and releasing the Released Persons from the Released Claims; (c) whether the payment of Petitioners' Counsel's Fee and Expense Amount and Stock Amount and Petitioners' Incentive Awards should be approved; and (d) any other matters that come before the Court.

The Court may adjourn the Settlement Hearing by oral announcement at such hearing or any adjournment without further notice of any kind. The Court may approve the Settlement with or without modification, enter the Judgment, and order the payment of the Fee and Expense Amount and Stock Amount and Petitioners' Incentive Awards without further notice of any kind.

THE RIGHT TO BE HEARD AT THE SETTLEMENT HEARING

Any Uni-Pixel shareholder may appear and show cause, if he, she, or it has any reason why the Settlement of the Action embodied in the Stipulation should not be approved as fair, reasonable, and adequate, or why the Judgment should or should not be entered hereon, or why the Fee and Expense Amount, Stock Amount, or Petitioners' Incentive Awards should not be awarded. To object, the shareholder must: (a) file a written objection, stating the case name and number: In re Uni-Pixel, Inc., Shareholder Derivative Litigation, Lead Cause No. 2014- 08251/Court: 165 and stating all reasons for the objection; (b) give proof of current ownership of Uni-Pixel stock as well as documentary evidence of when such stock ownership was acquired; (c) clearly identify any and all evidence that would be presented at the Settlement Hearing in connection with such objections; and (d) identify any case, by name, court, and docket number, in which the objector or his attorney, if any, has objected to a settlement in the last three years. Any written objections shall be filed with the Clerk of the Court at least fourteen (14) calendar days prior to the Settlement Hearing, at the below address:

CLERK OF THE COURT
Harris County Civil Courthouse 201 Caroline
Houston, Texas 77002

and copies of such objections shall be served at the same time upon the following by first-class mail:

Counsel for Petitioners:	Counsel for Defendants:

Frank J. Johnson JOHNSON & WEAVER, LLP 110 West A Street, Suite 750 San Diego, CA 92101 Telephone: (619) 230-0063 Facsimile: (619) 255-1856	Paul R. Bessette Michael J. Biles KING & SPALDING, LLP 401 Congress Ave., Suite 3200 Austin, TX 78701 Telephone: (512) 457-2002 Facsimile: (512) 457-2100

Any Uni-Pixel shareholder wishing to be heard at the Settlement Hearing is required to include a notice of intention to appear at the Settlement Hearing together with his, her, or its written objection.

Any Uni-Pixel shareholder who does not make his, her, or its objection in the manner provided in the preceding paragraph of this Notice shall be deemed to have waived such objection and shall forever be foreclosed from: (a) making any objections to the fairness, adequacy, or reasonableness of the Settlement; or (b) making any objections to the fairness and reasonableness of the Fee and Expense Amount, Stock Amount, or Incentive Awards.

CONDITIONS FOR SETTLEMENT

The Settlement is conditioned upon the occurrence of certain events described in the Stipulation, which requires, among other things: (a) approval of the Settlement by the Court following notice to Uni-Pixel shareholders, as set forth in paragraph 3.3 of the Stipulation, and a hearing as required by Tex. Bus. Org. Code § 21.560(a); (b) entry of the Judgment, in all material respects in the form set forth as Exhibit E annexed to the Stipulation, approving the Settlement, without awarding costs to any party, except as provided herein; (c) the payment of the Stock Amount and Fee and Expense Amount in accordance with paragraphs 4.1-4.6 of the Stipulation; and (d) the passing of the date upon which the Judgment becomes Final. If, for any reason, any one of the conditions described in the Stipulation is not met and the entry of the Judgment does not occur, the Stipulation might be terminated and, if terminated, will become null and void; and the Parties to the Stipulation will be restored to their respective positions as of October 21, 2014.

FURTHER INFORMATION

Further information regarding the Action and this Notice may be obtained by writing Petitioners' Counsel: Frank J. Johnson, Johnson & Weaver, LLP, 110 West A Street, Suite 750, San Diego, California 92101.

The pleadings and other records of the Action as well as the Stipulation filed with the Court may be examined and copied at any time during regular office hours at the Office of the Clerk, Harris County Civil Courthouse, 201 Caroline, Houston, Texas 77002. Additionally, the Stipulation, this Notice and certain other settlement related documents may be examined at www.unipixel.com and www.johnsonandweaver.com.

PLEASE DO NOT TELEPHONE THE COURT OR THE CLERK'S OFFICE REGARDING THIS NOTICE.

EXHIBIT E

Lead Cause No. 2014-08251

IN RE UNI-PIXEL, INC. SHAREHOLDER DERIVATIVE LITIGATION This Document Relates to: ALL ACTIONS.	) IN THE DISTRICT COURT OF ) ) HARRIS COUNTY, TEXAS ) ) 165TH JUDICIAL DISTRICT ) ) ) )

[PROPOSED] ORDER AND FINAL JUDGMENT

This matter came before the Court for hearing on                                  , 2015, to consider approval of the proposed settlement ("Settlement") set forth in the Stipulation of Settlement dated December 22, 2014, and the exhibits thereto (the "Stipulation"). The Court has reviewed and considered all documents, evidence, objections (if any), and arguments presented in support of or against the Settlement.  Good cause appearing therefore, the Court enters this Judgment.

IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:

1.           Unless otherwise stated herein, all capitalized terms contained in this Judgment shall have the same meaning and effect as stated in the Stipulation.

2.           This Court has jurisdiction over the subject matter of the Action and over the Settling Parties to the Action.

3.           This Court hereby approves the Settlement set forth in the Stipulation and finds that the Settlement is, in all respects, fair, reasonable, and adequate to each of the Settling Parties, Uni-Pixel, Inc. (“Uni-Pixel”), and Uni-Pixel shareholders, and hereby directs the Settling Parties to perform the terms of the Settlement as set forth in the Stipulation to the extent the Settling Parties have not already done so.

4.           This Court hereby dismisses the Action with prejudice. The Settling Parties are to bear their own costs, except as otherwise provided in the Stipulation.

5.           Upon the Effective Date, Petitioners (both individually and derivatively on behalf of Uni-Pixel), any other Uni-Pixel shareholder on behalf of Uni-Pixel, and Petitioners' Counsel shall be deemed to have fully, finally, and forever released, relinquished, and discharged the Released Claims (including Unknown Claims) against the Released Persons and any and all claims arising out of, relating to, or in connection with the defense, settlement, or resolution of the Action against the Released Persons.  Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

6.           Upon the Effective Date hereof, the Releasing Parties are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims against any of the Released Persons as set forth in and in accordance with the terms of the Stipulation. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

7.           Upon the Effective Date, each of the Defendants shall be deemed to have fully, finally, and forever released, relinquished, and discharged Petitioners and Petitioners' Counsel from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Action or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

8.           The Court finds that the Notice of Pendency and Proposed Settlement of Derivative Action was given in accordance with the Preliminary Approval Order entered on                            , 2015, and that such Notice was reasonable, constituted the most practicable notice under the circumstances to Current Uni-Pixel Shareholders, and complied with the requirements of Texas law and due process.

9.           The Court hereby approves the Fee and Expense Amount and the Stock Amount in accordance with the Stipulation and finds that the Fee and Expense Amount and the Stock Amount are fair and reasonable. No other fees, costs, or expenses may be awarded to Petitioners' Counsel in connection with the Settlement. The Fee and Expense Amount and the Stock Amount shall be distributed in accordance with the terms of the Stipulation.  Any shares issued to pay the Stock Amount shall be fully paid, non-assessable and, upon final approval of the Settlement, exempt from registration under Section 3(a)(10) of the Securities Act of 1933.

10.           The Court hereby approves the Incentive Awards of $2,000 for each of the Petitioners, to be paid from Petitioners' Counsels' Fee and Expense Amount in recognition of Petitioners' participation and effort in the prosecution of the Action.

11.           During the course of the litigation of the Action, all Settling Parties and their counsel acted in good faith and complied with Tex. Civ. Prac. & Rem. Code § 9.011 and Federal Rule of Civil Procedure 11 and any similar rule or statute.

12.           Neither the Stipulation nor the Settlement contained therein, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement, is or may be deemed to be or may be used as: (a) an admission of, or evidence of, the validity of any Released Claim or any wrongdoing or liability of the Defendants, or the Court's jurisdiction over the Released Persons for purpose of the Released Claims or for any other purpose; (b) an admission or concession by Petitioners or any Uni-Pixel shareholder of any infirmity in the claims asserted in the Petitions or the Consolidated Petition; or (c) an admission of, or evidence of, any fault or omission of any of the Released Persons in any civil, criminal, or administrative proceeding in any court, administrative agency, or other tribunal. The Released Persons may file the Stipulation and/or this Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, equitable estoppel, judicial estoppel, release, good-faith settlement, judgment bar or reduction, or any theory of claim preclusion or issue preclusion or similar defense or counterclaim.

13.           Without affecting the finality of this Judgment in any way, this Court hereby retains continuing jurisdiction over: (a) implementation of this Settlement; and (b) all Settling Parties and the Settling Parties' counsel hereto for the sole purpose of construing, enforcing, and administering the Stipulation and this Order.

14.           There is no reason for delay in the entry of this Judgment and immediate entry by the Clerk of the Court is expressly directed by the Court.

IT IS SO ORDERED.

Dated:                     , 2015

THE HONORABLE ELIZABETH RAY